Exhibit 10.41

*** TEXT OMITTED AND SUBMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is made and entered into as of December 9, 2016 (the “Effective Date”), by and between Jaguar Animal Health, Inc. a Delaware corporation (“Vendor”) and Butler Animal Health Supply, LLC d/b/a/ Henry Schein Animal Health, a Delaware limited liability company (“Distributor”).

RECITALS

WHEREAS, Vendor desires to appoint Distributor, and Distributor desires to be appointed, to distribute Products of Vendor in the Territory pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

APPOINTMENT

Section 1.01  Appointment. Subject to the terms and conditions of this Agreement, Vendor hereby appoints Distributor on an exclusive basis, and Distributor hereby accepts such appointment, as Vendor’s distributor with the right to promote, market, distribute and sell the products specifically identified on Exhibit A (the “Products”) within the territory specifically identified on Exhibit B (the “Territory”) during the term of this Agreement.

Section 1.02  Term. This Agreement shall take effect as of the Effective Date and, subject to the provisions of Section 6.01, shall continue in force for an initial period of one (1) year (the “Initial Term”). Thereafter, unless either party notifies the other of its intent not to renew the Term of this Agreement at least 30 days prior to the end of the then current Term, the Term shall be automatically renewed upon expiration for successive renewal Terms of one (1) year (each a “Renewal Term” and collectively with the Initial Term, the “Term”).

ARTICLE II
DISTRIBUTION

Section 2.01  Duties of Distributor. Distributor shall use commercially reasonable efforts to promote, market, distribute and sell the Products to customers in the Territory.

Section 2.02  Promotional Materials. Subject to the terms of this Agreement, Distributor shall use sales and technical literature as well as promotional artwork and training materials provided by Vendor. Distributor may alter such materials or develop any other materials in connection with the marketing and distribution of Products (including but not limited to product brochures and sales aids), subject to Vendor’s review and prior written approval.

Section 2.03 Vendor Service Level Commitment. Vendor shall exercise all reasonable efforts to provide Distributor with an aggregate average monthly service level of at least ninety-five percent (95%), calculated quarterly as follows: the service level will be calculated on a monthly basis by dividing the total lines products shipped to Distributor by the total lines of products ordered by Distributor. If the aggregate average monthly adjusted service level falls below ninety-five percent (95%) for two (2) consecutive months, Vendor shall, as Distributor’s sole and exclusive remedy, pay Distributor (in the form of a credit memo) an amount equal to 1% multiplied by Distributor’s total product purchases during the second month of such two (2)-month period, and every month thereafter until service levels return to ninety-five percent (95%). Distributor shall provide Vendor a two (2) month lead time for manufacturing to fulfill an order.

Section 2.04  EDI. Vendor shall exchange data with Distributor through the Electronic Data Interchange (“EDI”) using, without limitation, the following transaction sets: i) 810 Invoice, ii) 820 Payment Order/Remittance Advice; iii) 850 Purchase Order; iv) 856 Advanced Ship Notice/Manifest (including, without limitation, purchase order number, carrier, expected delivery date and location, item description and quantities, and cost; v) Trace Sales Date. Specific data fields and any other requirements will be communicated in writing by Distributor to Vendor from time to time. Distributor may charge Vendor a fee, as mutually agreed upon by the parties, for data not exchanged via EDI.

ARTICLE III
PAYMENT

Section 3.01  Pricing. Vendor will offer the Products to Distributor at the price(s) set forth on Exhibit A (the “Price List”). Vendor reserves the right, in its sole discretion, upon 90 days advance written notice to Distributor, to change the prices listed on the Price List. In each case in which the prices on the Price List are changed by Vendor, Vendor shall deliver to Distributor a revised Price List, which will be deemed a part of this Agreement; provided, that no price change shall affect orders submitted to Vendor prior to such change.

Section 3.02  Payment Terms. Amounts due and payable with respect to a Product to be delivered by Vendor shall be paid 2% 30, net 31. All payments to Vendor under this Agreement shall be made, at Distributor’s option, by credit card, EDI, Automated Clearing House (ACH), or electronic wire transfer to an account designated by Vendor in writing from time to time.

Section 3.03  Delivery and Risk of Loss. All orders will be FOB Distributor’s warehouse. Legal title to and risk of loss of all Products purchased by Distributor hereunder will be transferred to Distributor upon Products being accepted at Distributor’s warehouse. In the event that any Products are damaged during shipment to Distributor or are otherwise defective, Distributor shall notify Vendor and provide reasonable substantiation. At Distributor’s election, Vendor shall either promptly deliver substitute Products to Distributor or issue Distributor a full credit for the same.

Section 3.04  Floor Stock Adjustment. Vendor agrees to provide a floor stock adjustment when Vendor decreases price of an item and Distributor has inventory on hand at the old price. Such floor stock adjustment shall be equal to the difference in old versus new price multiplied by the amount of inventory on hand at the old price.

Section 3.05  Product Expiration. Distributor may return any unsold Products to Vendor within ninety (90) days of such Product’s expiration date and Vendor shall promptly provide to Distributor a full refund for the cost of such returned Product at the price paid by Distributor for such Product.

Section 3.06  Reporting Distributor will provide Vendor with a quarterly sales report, by state within the Territory (“Report”). The Report will be provided no later than 30 days after the end of the quarter. Vendor will pay a fee of 2% of the net sales on each Report (“Report Fee”) for such reporting which shall be waived during the Initial Term and first Renewal Term of the agreement. Payment of the Report Fee shall be paid within 30 days after the report is provided.

ARTICLE IV

WARRANTIES AND INDEMNIFICATION

Section 4.01          Vendor’s Warranties. Vendor hereby represents and warrants that, at the time of delivery of the Products to Distributor:

(a)    The Products shall be adequately contained, packaged and labeled, and shall conform to the claims and affirmations of fact made on any container or label, or in any applicable advertisement issued by Vendor.

(b)    The Products shall not be adulterated, misbranded or otherwise prohibited by any federal, state and local laws, ordinances and regulations in the Territory.

(c)    The Products shall have a remaining shelf-life and be merchantable and fit for the purpose for which they are intended for a period of at least eighteen (18) months from the date of such delivery to Distributor.

Section 4.02  Indemnification by Vendor. Vendor shall indemnify and hold harmless Distributor and its managers, officers, employees, agents and affiliates from and against any and all liabilities, damages, losses, penalties, fines, costs and expenses, including reasonable attorneys’ fees, paid or incurred by them in connection with: (i) claims based upon or arising from physical injury (including death) or property damage relating to defects in the Products including design or manufacture, (ii) any alleged infringement of intellectual property rights of any third party as a result of the sale of any of the Products; or (iii) any recall of the Products. Vendor agrees to maintain comprehensive “occurrence” general liability insurance, including “occurrence” product liability, contractual liability insurance and advertising injury coverage, with minimum limits of liability of $3,000,000 and to deliver to Distributor a certificate thereof with Distributor named as an additional insured thereon. Such insurance must insure against all products contemplated under this Agreement. Insurance coverage must be procured from an insurance company bearing an AM Best Rating of no less than B+ or a S&P Rating of no less than BBB.

Section 4.03.  Limitation of Liability. EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.02, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), SPECIAL OR PUNITIVE DAMAGES FOR ANY CLAIM HEREUNDER RESULTING FROM ANY CAUSE WHATSOEVER, WHETHER BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE REGARDLESS OF WHETHER SUCH PARTYHAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 4.04.  Recall Expense Reimbursement. In the event of a recall, Distributor will invoice Vendor for any and all costs associated with those services Distributor provides as mutually agreed upon by the parties in the execution of the manufacturer’s recall including but not limited to, identification and sequestering of any recalled inventory still in-house, data mining to identify accounts that purchased recalled Product(s) and providing such data to the Vendor and/or contacting the affected accounts with specific instructions on what to do with that recalled Product, providing freight collection services to have the Product returned to Distributor (if applicable), warehousing and managing returned inventory according to the parameters of the recall, return shipping to the Vendor or Vendor’s designated recall processing designee, issuing customer credits for returned Product when applicable, and handling the expense reimbursement (receivable) for any and all services provided by Distributor in facilitating Vendor’s recall. Once invoiced, Vendor shall reimburse Distributor net 30. Delinquent reimbursement payments will be assessed a late fee of 18% APR.

ARTICLE V

INTELLECTUAL PROPERTY

Section 5.01  Trademark Use. Vendor grants Distributor a non-exclusive, non-transferable and royalty-free right and license to use such trademarks, trade names and designs owned by or licensed to Vendor (the “Trademarks”) and used on or in reference to the Products in connection with the advertising, promotion, marketing, distribution and sale of the Products in the Territory in accordance with this Agreement.

Section 5.02  Trademark Ownership. Vendor shall retain exclusive ownership of all Trademarks, and Distributor’s use of the Trademarks shall be for the sole purpose of performing its responsibilities under this Agreement and shall inure to the benefit of Vendor.

Section 5.03  Post-Expiration/Termination Use. Upon expiration or termination of this Agreement, if Vendor does not repurchase Distributor’s entire inventory of Products remaining on hand at Vendor’s selling price to Distributor, then Distributor shall have the right to continue to use the Trademarks to sell any such remaining inventory of Products.

ARTICLE VI
TERMINATION

Section 6.01  Termination. Notwithstanding the terms of Section 1.02, this Agreement may be terminated as follows:

(a)     Insolvency. Either party may terminate this Agreement at any time by giving written notice to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of its creditors, go into liquidation or receivership, cease to function as a going concern, cease to conduct its operations in the normal course of business or otherwise lose legal control of its business, or should the other party or a substantial part of its business come into the control of one or more third parties other than those in control as of the date of this Agreement.

(b)     Without Cause. Either party may terminate this Agreement, with or without cause, by giving the other party 30 days prior written notice thereof.

Section 6.02  No Liability. Neither party, by reason of the termination of this Agreement, shall be liable to the other for compensation, reimbursement or damages because of any loss of anticipated sales/rentals or prospective profits or because of expenditures, investments, leases, property improvements or other matters related to the business or goodwill of the parties.

ARTICLE VII

CONFIDENTIAL INFORMATION

Section 7.01  Non-Disclosure. Vendor and Distributor acknowledge that in the performance of their duties hereunder each may obtain access to “Confidential Information” (as defined below) of the other. Vendor and Distributor agree that, during the Term of this agreement and for a period of two (2) years after the termination of this Agreement, unless specifically permitted in writing by the other party, each will (a) retain in confidence and not disclose to any third party, and (b) use only for the purpose of carrying out their duties hereunder, any such Confidential Information. As used herein, the term

“Confidential Information” means any information, or data, whether of a business or scientific nature and whether in written, oral or tangible form, relating to Vendor’s and Distributor’s business or potential business or its research and development activities, not generally available to or known to the public, and not otherwise known to the receiving party, that is disclosed to or learned by the other party pursuant hereto. Confidential Information does not include, however, information which (a) was available to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party or its representative; (b) becomes available to the receiving party on a non-confidential basis from a person other than the disclosing party or its representatives who are not otherwise bound by a confidentiality agreement with the disclosing party or any of its representatives; (c) was independently developed or discovered by the receiving party; (d) has come within the public domain through no fault of, or action by, the receiving party or its representatives; or (e) which is required by law to be disclosed. For the avoidance of any doubt, such confidentiality restrictions on Vendor include, but are not limited to, disclosure of Distributor’s sales information to any third party which aggregates sales information/data for the production of industry market reports or analysis. It is understood that money damages would not be sufficient for any breach if this provision by either party or their representatives, and the parties agree that each party shall be entitled to equitable relief, including, without limitation, injunction and specific performance in the event of any breach of this provision.

ARTICLE VIII

GOVERNING LAW

Section 8.01  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California as applicable to contracts made and to be performed in that state, without regard to conflicts of laws principles. Any action under this Agreement must be brought in any court that has subject matter jurisdiction and is located in, or whose district includes the State of Ohio and that such court will have personal jurisdiction over the parties for purposes of the action, and each party waives any objection to venue.

ARTICLE IX

MISCELLANEOUS

Section 9.01  Force Majeure. If a party is prevented, hindered or delayed in performing its obligations under this Agreement by an event not reasonably foreseeable which is due to a cause beyond such party’s control which renders performance of that party’s obligations impossible or so difficult and costly as to be commercially unreasonable, then, upon giving written notice thereof to the other party, such party shall be released from any liability on its part for the performance of its obligations under this Agreement (except for any obligation to pay amounts due and owing hereunder). During any such period that the performance by one party under this Agreement has been suspended, the other party may likewise suspend the performance of its obligations hereunder to the extent it is commercially reasonable to do so.

Section 9.02  Independent Parties. Each party is acting under this Agreement as an independent contractor. This Agreement does not make either party the employee, partner, agent or legal representative of the other party for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation, liability or responsibility, express or implied, on behalf of or in the name of the other party.

Section 9.03  Notices. All notices or communications given or required under this Agreement shall be in writing and shall be effective upon the earlier of: (i) actual receipt; (ii) seven (7) days following deposit into the United States mail (registered or certified mail, return receipt requested); (iii) the next business day following deposit with a nationally recognized overnight courier service; or (iv) if sent by facsimile, upon receipt by the transmitting facsimile machine that such legible facsimile was successfully sent to and received by the proper facsimile number during regular business hours, in each case with any delivery fees pre-paid and addressed to the Party at the address set forth on the signature page of this Agreement (or at such other address as may have been designated by written notice).

Section 9.04  Severability. If any provision of this Agreement is found by any court, arbitral tribunal or public authority of competent jurisdiction to be invalid or unenforceable, subject to the following sentence of this Section, such provision shall be severed herefrom and such invalidity or unenforceability will not affect any other provisions of this Agreement, all of which will remain in full force. If any provision is found invalid or unenforceable due to its geographic, temporal or subject matter scope, this Agreement shall automatically be deemed to be amended to the extent necessary for the provision in question to be valid and enforceable

Section 9.05  Exhibits. This Agreement has Exhibits A, B, C and D, each of which forms an integral part of this Agreement and is made a part hereof by reference.

Section 9.06  CG&I. The Continuing Guaranty and Indemnification attached hereto as Exhibit D (CG&I) is incorporated herein and the provisions of the CG&I supersede and control any conflicting provisions of this Agreement.

Section 9.07  Entire Agreement; Amendment; Waiver. This Agreement, including its Exhibits, are the entire agreement between Vendor and Distributor concerning the subject of this Agreement and supersedes all other prior and contemporaneous agreements between the parties. This Agreement may be amended only by an instrument in writing signed by both parties which expressly refers to this Agreement and specifically states that it is intended to amend it. The failure of either party to enforce at any time any of the provisions of this Agreement will not be construed to be a waiver of such provision or of the right of that party to subsequently enforce any such provision.

Section 9.08  Binding Effect. This Agreement will become effective only after it is signed on behalf of both parties. Thereafter, the Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed (including by electronic transmission) in two or more counterparts, each of which when taken together shall constitute one and the same.

Section 9.09  Survival. Sections 4.01, 4.02, 4.04, 5.03 and 7.01 shall survive termination or expiration of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and as of the date first written above.

BUTLER ANIMAL HEALTH SUPPLY, LLC		JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Kimberly E. Allen	By:	/s/ Lisa A. Conte
Name:	Kimberly E. Allen	Name:	Lisa A. Conte
Title:	President, Commerical Divison	Title:	President & CEO

Address for Notices:		Address for Notices:

400 Metro Place North		201 Mission Street, Suite 2345,
Dublin, Ohio 43017		San Francisco, CA 94105

Attn: Legal		Attn: Lisa Conte
Fax No: 614-761-9096		Fax No: 415-371-8311

EXHIBIT A

PRODUCTS AND PRICE LIST

Product: Neonorm Foal 30ml syringe

	Per Syringe	Per Box(8 syringes	Per Treatment
Horse Owner	[***]	[***]	[***]
Veterinarian	[***]	[***]	[***]
Distributor	[***]	[***]	[***]

*** CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

TERRITORY DESCRIPTION

The United States of America including its possessions and territories.

EXHIBIT C

SALES TARGETS

Market for Foals with Diarrhea

Year		Yr1	yr2	Yr3
Thoroughbreds		[***]	[***]	[***]
Quarter Horses		[***]	[***]	[***]
Standard Breeds		[***]	[***]	[***]
Other		[***]	[***]	[***]
Total # of foals		[***]	[***]	[***]
# experience foal heat diarrhea	90%	[***]	[***]	[***]
% get treated	20%	[***]	[***]	[***]
% market share		[***]	[***]	[***]
Total number of treatments for foal heat		[***]	[***]	[***]

infectious diarrhea	10%	[***]	[***]	[***]
% market share		[***]	[***]	[***]
Total number of treatments for infectious diarrhea		[***]	[***]	[***]
Total number treated		[***]	[***]	[***]
Total number of syringes	2	[***]	[***]	[***]

*** CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

CONTINUING GUARANTY AND INDEMNIFICATION

Jaguar Animal Health, Inc. on behalf of itself and its affiliates (collectively referred to as “JAGUAR”) hereby guarantees that each article (collectively, the “PRODUCTS”) constituting or being part of any shipment or delivery now or hereafter made to Butler Animal Health Supply, LLC d/b/a Henry Schein Animal Health or any affiliate thereof (collectively, “HSAH”) will: (i) at the time of each shipment or delivery be in compliance with all applicable federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) (hereinafter referred to as “Legal Requirements”), in each region in which HSAH will distribute the Products; and (ii) not be adulterated or misbranded within the meaning of the U.S Federal Food, Drug and Cosmetic Act (the “Act”), or within the meaning of any Legal Requirements, nor will any PRODUCT be an article which may not, under the provisions of Sections 405, 505 or 512 of the Act, be introduced into interstate commerce. JAGUAR hereby guarantees that it has proper legal title to the PRODUCTS and that the PRODUCTS are merchantable and fit for their intended purpose.

JAGUAR shall indemnify and hold HSAH harmless for and against any and all liabilities, losses, damages (including, actual, punitive and exemplary damages), claims (including product liability claims), costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) suffered or incurred by HSAH arising or resulting from:

i. any claim of trademark, trade dress, trade secret, copyright, patent or other intellectual property infringement arising out of HSAH’s distribution of the PRODUCTS (except where HSAH has supplied the trademark which is the basis for the claim);

ii. any alleged or actual use or misuse of the PRODUCTS (other than by HSAH);

iii. any breach by JAGUAR of any obligation to HSAH, including those contained in related agreements in respect of distribution, if any;

iv. any negligent or willful action or omission of JAGUAR or any of its agents, employees, representatives, successors or assigns in connection with the manufacture, development, sale, distribution, storage or dispensing of the PRODUCTS; or

v. any action for the recall or seizure of the PRODUCTS.

JAGUAR agrees to maintain comprehensive “occurrence” general liability insurance, including “occurrence” product liability, contractual liability insurance and advertising injury coverage, with minimum limits of liability of $3,000,000 and to deliver to HSAH a certificate thereof with HSAH named as an additional insured thereon. Such insurance must insure against all products contemplated under this Agreement. Insurance coverage must be procured from an insurance company bearing an AM Best Rating of no less than B+ or a S&P Rating of no less than BBB.

JAGUAR will provide notice to HSAH of any regulatory action related to its operations and JAGUAR shall be responsible, if required by Legal Requirements, for notifying the appropriate federal, state and local authorities of any customer complaints or other occurrences regarding the PRODUCTS, evaluating all complaints and responding to HSAH in writing on the resolution of any complaints from HSAH for its customers.

If JAGUAR private labels, co-brands or enters into an exclusive distribution arrangement with HSAH for any PRODUCT, JAGUAR agrees: (a) to make no changes in the PRODUCT, labeling or packaging, manufacturing site or country of origin of the PRODUCT without HSAH’s prior written approval; and (b) to allow representatives of HSAH to enter and inspect JAGUAR’S facilities (and any of its PRODUCT contractor manufacturer facilities)

during normal business hours and, upon reasonable request, to supply HSAH with proper documentation for HSAH to determine JAGUAR’s (and its relevant contract manufacturers’) adherence to quality assurance and regulatory compliance standards provided that HSAH will not be permitted to carry out any such audit or inspection more than once in any 12 month period. If such approved PRODUCT changes are made, JAGUAR shall provide adequate explanation of the changes, make all required filing with government agencies/competent authorities and any required packaging or literature changes, and pay all costs associated with such changes.

JAGUAR shall comply with all applicable legal requirements, including by making (with appropriate federal and state authorities) any filings and disclosures of reportable transactions with practitioners and other relevant parties with respect to any marketing or promotion of its PRODUCTS whether directly or on its behalf.

JAGUAR warrants that packaging, including cartons, ship cases and pallets shall be of sufficient strength to maintain the quality of the PRODUCTS during normal transportation and storage.

This CG&I shall be continuing and shall be binding upon JAGUAR and his or its successors and assigns and shall inure to the benefit of HSAH, its successors and assigns and to the benefit of its officers, directors, agents and employees. This CG&I shall supersede any and all prior agreements or understandings between HSAH and JAGUAR regarding the subject matter hereof. JAGUAR shall not provide any compensation or other benefit to HSAH’s employees without the prior written consent of HSAH and agrees to promptly disclose any financial relationships between JAGUAR and any HSAH employee which may give rise to a conflict of interest between such employee and HSAH. No right, express or implied, is granted to JAGUAR hereunder to use in any manner any name, trade name, trademark or service mark of HSAH. This CG&I contains proprietary information and may not be disclosed without prior written approval from HSAH. Any amendments or modifications to this CG&I must be in writing and executed by authorized representatives of both Parties. This CG&I shall be governed by the laws of the State of New York. This CG&I shall cover all PRODUCTS and shall survive the termination of this and any other distributor agreement between the Parties.